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                                                                    EXHIBIT 21.1
SIGNIFICANT SUBSIDIARIES OF ANACOMP, INC.

                                                       Percentage of
                             State or Country        Voting Securities
Name                         of Incorporation            Owned *

Anacomp, GmbH                  Germany                    100%
Anacomp Limited                United Kingdom             100%
Anacomp, S.A                   France                     100%
COM-Informatic, A.G.           Switzerland                100%


* Directly or indirectly